UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 1)

Check the appropriate box:

[X] Preliminary Information Statement (Amendment No. 1)
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

NEW WORLD BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

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NEW WORLD BRANDS, INC.
340 West Fifth Avenue
Eugene, Oregon 97401

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C THEREUNDER

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD
TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

            March [__], 2007

Dear Stockholder:

The information statement (this “Information Statement”) enclosed herewith is being provided to the holders of shares of common stock, par value $0.01 per share (the “Common Stock”) and holders of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of New World Brands, Inc., a Delaware corporation (the “Company”, “we”, “us”, “its” or “our”), to provide information with respect to the approval of the actions set forth below that were approved by the board of directors of the Company and by written consent of the Company’s stockholders dated January 31, 2007 (the “Written Consent”) in lieu of a special meeting of stockholders:

•
ACTION ONE: Approval of the amendment and restatement of our Certificate of Incorporation to: (i) increase our authorized number of shares of Common Stock by five hundred fifty million (550,000,000) shares; (ii) implement a staggered board of directors with three classes; and (iii) make such other changes to the Certificate of Incorporation as are necessary and incidental to the foregoing (the “Charter Amendments”); and

•	ACTION TWO: Approval of the appointment of Noah R. Kamrat as a Class II director and the appointment of M. David Kamrat and Jacob Schorr, Ph.D. as Class III directors (the “Election of Directors”).

The Written Consent was executed by the holders of at least a majority of the issued and outstanding shares of (i) Preferred Stock, (ii) Common Stock and (iii) the issued and outstanding shares of capital stock of the Company entitled to vote on the matters set forth herein.

The actions approved by the Written Consent, if not revoked or terminated, will not become effective until twenty (20) calendar days after the date this Information Statement is first sent or given to our stockholders.

The Information Statement and the accompanying documents provide detailed information about the Actions. We encourage you to read the Information Statement and the accompanying documents in their entirety. You may also obtain information about us from publicly available documents that have been filed with the Securities and Exchange Commission.

/s/ M. David Kamrat
Chairman of the Board and
Chief Executive Officer

NEW WORLD BRANDS, INC.
340 West Fifth Avenue
Eugene, Oregon 97401

This Information Statement is being provided to you by the
Board of Directors of New World Brands, Inc.

General

This Information Statement is being furnished by our board of directors (the “Board”) to the holders of shares Common Stock and Preferred Stock of record as of the close of business on January 31, 2007 (the “Record Date”) to provide information with respect to the approval of the actions set forth below by written consent (the “Written Consent”) of the stockholders of the Company in lieu of a special meeting of stockholders (the “Actions”):

•
ACTION ONE: Approval of the amendment and restatement of our Certificate of Incorporation to: (i) increase our authorized number of shares of Common Stock by five hundred fifty million (550,000,000) shares; (ii) implement a staggered board of directors with three classes; and (iii) make such other changes to the Certificate of Incorporation as are necessary and incidental to the foregoing (the “Charter Amendments”); and

•	ACTION TWO: Approval of the appointment of Noah R. Kamrat as a Class II director and the appointment of M. David Kamrat and Jacob Schorr as Class III directors (the “Election of Directors”).

Background and Recent Developments

From October 16, 2001 until the consummation of the transactions described below on September 15, 2006, the Company was engaged in the business of importing wine and spirits for distribution in the United States through its wholly-owned subsidiary, International Importers, Inc., a Florida corporation (“Importers”). During that period, the Company was unable to achieve a level of sales sufficient to fund its costs of operations and accordingly, the Company relied principally on equity investments and loans made by Dr. Selvin Passen, the Company’s former Chairman of the Board and principal stockholder of the Company, together with affiliates of Dr. Passen, to fund its ongoing operations.

Due to the Company’s inability to achieve a level of sales sufficient to fund the costs of operations, beginning in late 2005, the Board started evaluating the financial condition of the Company and its prospects as a wine importer and distributor. Following its evaluation, the Board concluded that in light of the Company’s inability to achieve sufficient sales to fund operations in the near future, coupled with the significant costs associated with the Company’s operations, including those associated with being a public company, Dr. Passen’s reluctance to fund our operations under the current public company structure, and the Company’s inability to obtain other sources of funding, with the exception of a bank credit facility, which is personally guaranteed by Dr. Passen, it would be in the best interests of the Company and its stockholders to engage in a restructuring of the Company or a change in our business plan.

In early 2006, the Company’s management met with management of Qualmax, Inc., a Delaware corporation (“Qualmax”), a specialized IP communications solutions provider, equipment reseller, manufacturer, research and development company, and VoIP (voice over IP) service provider. Following discussions and meetings with management of Qualmax, the Board determined that it would be in the best interests of the Company and its stockholders to dispose of its wine and spirits distribution business and acquire the business of Qualmax by means of a purchase of Qualmax’s assets and an assumption of Qualmax’s liabilities. The decision of the Board to acquire the Qualmax business was predicated on several factors, including, among others: (1) the belief that the future potential of Qualmax’s business exceeded the Company’s wine and spirits importation business; (2) the belief that the IP communications industry is a growing industry with significant potential for growth; and (3) a capital infusion of $2,000,000 in the aggregate resulting from the sale of Importers and the purchase of shares of Common

Stock by an affiliated entity of Dr. Passen (each as described below), both of which were conditions precedent to the acquisition of Qualmax’s business.

On June 22, 2006, the Company entered into an asset purchase agreement with Qualmax, which was amended as of August 28, 2006 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Company agreed to acquire all of the assets of Qualmax in exchange for the assumption of Qualmax’s liabilities and the issuance to Qualmax of shares of Preferred Stock (as defined below). The consummation of the transactions contemplated by the Asset Purchase Agreement was conditioned, among other things, on the sale or disposition of the Company’s wine and spirits distribution business, as well as an additional capital infusion from Dr. Passen. Reference is made to the Company’s quarterly report on Form 10-QSB for the quarter ended September 30, 2006 for information concerning the Qualmax business acquired by the Company pursuant to the Asset Purchase Agreement, which quarterly report was filed with the Securities and Exchange Commission on November 20, 2006.

On August 28, 2006, the Company entered into a Stock Subscription Agreement with Oregon Spirit, LLC, a Nevada limited liability company (“Oregon Spirit”), pursuant to which, at a closing that took place on September 14, 2006, the Company sold to Oregon Spirit in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(2) thereunder and Rule 506 of Regulation D promulgated thereunder, a total of 7,500,000 shares of Common Stock in exchange for gross proceeds of $1,500,000 in cash, or $0.20 per share.

On September 15, 2006, the Company entered into a Stock Purchase Agreement with International Spirits, LLC, a Nevada limited liability company (“Spirits”), an entity controlled by Dr. Passen, pursuant to which the Company sold all of the issued and outstanding shares of capital stock of Importers to Spirits in exchange for gross proceeds of $500,000 in cash. As a result of the sale of Spirits, the Company ceased being engaged it the wine and spirits distribution business.

Also on September 15, 2006, following the sale of Importers, the Company consummated the transactions under the Asset Purchase Agreement with Qualmax and in connection therewith, acquired all of the assets and assumed all of the liabilities of Qualmax.

In connection with the transactions contemplated by the Asset Purchase Agreement, the Board authorized the creation and issuance of shares of voting preferred stock designated as “Series A Convertible Preferred Stock” (the “Preferred Stock”). The terms, rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware on August 30, 2006, as amended on January 8, 2007 to increase the authorized number of shares of Preferred Stock from 100 to 200 (the “Certificate of Designation”). Pursuant to the Asset Purchase Agreement, the Company issued 100 shares of Preferred Stock to Qualmax, which shares of Preferred Stock are convertible into 298,673,634 shares of Common Stock and which represent more than a majority of the voting power of the Company’s issued and outstanding shares of capital stock (on an as-converted basis). Pursuant to the Certificate of Designation, the shares of Preferred Stock will be automatically converted into shares of Common Stock upon the filing of the Charter Amendments described below.

Pursuant to the terms of the Asset Purchase Agreement, the holders of an aggregate of 22,225,000 shares of Common Stock, which shares currently represent approximately 50.2% of the issued and outstanding shares of Common Stock, executed a Voting Agreement and Proxy dated as of September 15, 2006 (the “Voting Agreement”), pursuant to which each such holder agreed to vote his, her or its shares of Common Stock in favor of the Actions following the Closing and for which this Information Statement is being provided.

Effective December 29, 2006, the Company entered into an Amended and Restated Stock Subscription and Share Transfer Agreement (the “Subscription Agreement”), as well as various other agreements, with P&S Spirit, LLC, a Nevada limited liability company (“P&S Spirit”), as well as M. David Kamrat and Noah R. Kamrat (the “Kamrats”), pursuant to which, among other things, the Company sold to P&S Spirit, and P&S Spirit purchased from the Company, a total of 11.160454 shares of Preferred Stock (which shares of Preferred Stock are convertible into 33,333,333 shares of the Common Stock), for an aggregate purchase price of $3,000,000, and the Company agreed to sell, and P&S agreed to purchase, up to an additional 7.440303 shares of Preferred Stock (which shares of Preferred Stock are convertible into 22,222,222 shares of the Common Stock) upon the satisfaction of certain conditions precedent, for an aggregate purchase price of $2,000,000. Reference is made to the Company’s Current Report on Form 8-K for additional information concerning the Subscription Agreement and the transactions entered into in connection therewith, which Current Report was filed with the Securities and Exchange Commission on January 8, 2007.

On January 9, 2007, the Company, IP Gear, Ltd., an Israeli corporation and wholly-owned subsidiary of the Company (“IP Gear”), P&S Spirit and B.O.S. Better Online Solutions Ltd. (“BOS”) entered into an agreement effective as of December 31, 2006 (the “BOS Agreement”), pursuant to which, among other things, the parties agreed to convert approximately $1.48 million, in the aggregate of amounts due and payable to BOS under certain agreements between the Company, IP Gear and BOS into 5.50652 shares of Preferred Stock (which shares of Preferred Stock are convertible into 16,446,544 shares of Common Stock). Reference is made to the Company’s Current Report on Form 8-K for additional information concerning the BOS Agreement and the transactions entered into in connection therewith, which Current Report was filed with the Securities and Exchange Commission on January 10, 2007.

ACTION ONE

CHARTER AMENDMENTS

Summary

Pursuant to a written consent of the Board dated January 31, 2007, and the Written Consent of the Company’s stockholders, the Board and the requisite vote of each class of the Company’s stockholders approved an amendment and restatement of the Certificate of Incorporation of the Company (the “New Charter”), a copy of which is included with this Information Statement as Annex A, to:

•	increase our authorized number of shares of Common Stock by five hundred fifty million (550,000,000) shares;

•	implement a staggered board of directors with three (3) classes; and

•	make such other changes to the Certificate of Incorporation as are necessary and incidental to the foregoing.

The following descriptions of the Charter Amendments are qualified in their entirety by reference to the full text of the New Charter, which you are encouraged to read in its entirety.

Charter Amendments

Increase in the Authorized Number of Shares of Common Stock

Pursuant to the terms of our Certificate of Incorporation as currently in effect, we are authorized to issue 50,000,000 shares of Common Stock and 1,000, shares of preferred stock, par value $0.01 par share. As of the date of this Information Statement, there are approximately 44,303,939 shares of Common Stock issued and outstanding and 116.666974 shares of Preferred Stock issued and outstanding, which shares of Preferred Stock are convertible into 348,453,451 shares of Common Stock.

As indicated above (a) in connection with the acquisition of the assets of Qualmax, we authorized and issued 100 shares of Preferred Stock to Qualmax, (b) in connection with the execution of the Subscription Agreement, we issued an additional 11.160454 shares of Preferred Stock and agreed, upon the satisfaction of certain conditions, to issue and sell up to an additional 7.440303 shares of Preferred Stock and (c) in connection with the execution of the BOS Agreement, we issued an additional 5.50652 shares of Preferred Stock. As a result of the foregoing, coupled with the fact that the Company may need to issue additional shares of Common Stock from time to time upon the exercise of options and warrants currently outstanding, the Company does not currently have enough authorized shares of Common Stock to effectuate the conversion of the Preferred Stock and the issuances upon the exercise of options and warrants. Accordingly, the Company is required to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock to, among other things, permit the conversion of the Preferred Stock, which pursuant to the terms of the Certificate of Designation, will take effect automatically upon effectiveness of the filing of the amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition, management believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other possible general corporate purposes. While we currently do not have plans and are not currently considering any additional acquisitions, financings or corporate purposes involving the issuance of these shares of Common Stock, increasing the number of authorized shares of our Common Stock will enable us to issue, offer and sell additional shares of Common Stock in the future. It will also enable us to grant, issue, offer and sell options, warrants, convertible debentures and other instruments exercisable for or convertible into shares of Common Stock in the future. Additional authorized but unissued shares of Common Stock, and additional options, warrants, convertible debentures and other instruments may be issued at such times and for such consideration as the Board may determine to be appropriate. These issuances may be without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or applicable stock exchange policies.

Staggered Board

The election of directors is currently governed by our Bylaws, which provides that all directors are to be elected annually for a term of one year, to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. In connection with the approval of the New Charter, the Certificate of Incorporation will be amended and restated to provide for the division of the Board into three (3) classes to allow for staggered terms of office, with one class of directors elected each year and each director so elected serving for a term of three years. Section 141(d) of the Delaware General Corporation Law permits either the certificate of incorporation or the bylaws of a corporation to provide for the classification of directors for staggered terms of office. Neither the Company’s Certificate of Incorporation nor its Bylaws, in their current form, contain any such provision.

The amendment provides for the creation of three classes of directors, as nearly equal in size as possible. Upon their initial election, the Class I directors will hold office for a term expiring in one year, until the 2007 annual meeting of stockholders; Class II directors will hold office for a term expiring in two years, until the 2008 annual meeting of stockholders; and Class III directors will hold office for a term expiring in three years, until the 2009 annual meeting of stockholders. The result of this process is that approximately one-third of the Board will be up for election each year.

The Board believes that a staggered board serves the best interests of the Company and its stockholders by promoting the continuity and stability of the Company and its business. By implementing a staggered election of directors, the Company will be in a position to allow at least a majority of the directors at any given to have had prior experience on the Board. The Board also believes that classification may enhance the Company’s ability to attract and retain well-qualified individuals who are able to commit the time and resources to understand the Company, its business affairs and operations. The continuity and quality of leadership that results from a staggered Board should, in the opinion of the Board, promote the long-term value of the Company. Staggered terms for directors may also moderate the pace of change in the Board by extending the time required to elect a majority of directors from one to two years. This delay is designed to reduce the vulnerability of the Company to unsolicited takeover attempts and attempts to compel the Company’s restructuring or otherwise force it into an extraordinary transaction. The Board believes that this delay also serves the best interests of the Company and its stockholders by encouraging potential acquirors to negotiate with the Board rather than act unilaterally. The Board believes that under most circumstances it will be able to obtain the best terms for the Company and the stockholders if it is in a position to negotiate effectively on their behalf.

The implementation of a staggered board is not being done in response to any specific effort of which the Company is aware to accumulate the Company’s stock or to obtain control of the Company through a proxy solicitation in opposition to management.

Although the creation of a staggered board of directors is designed as a protective measure for the Company’s stockholders, the creation of a staggered board of directors may have the effect of preventing stockholders from realizing an opportunity to sell their shares of capital stock at higher than market prices by deterring unfriendly tender offers or other efforts to obtain control of the Company.

In addition, staggered board provisions will generally delay, deter or impede changes in control of the Board or the approval of certain stockholder proposals that might have the effect of facilitating changes in control of the Board, even if the holders of a majority of the Company’s voting securities believe the changes or actions would be in the best interests of the Company and its stockholders. For example, classifying the Board would operate to increase the time required for someone to obtain control of the Company without the cooperation or approval of the incumbent Board, even if that person holds or acquires a majority of the voting power.

Delaware law provides that, unless a corporation’s certificate of incorporation specifically provides otherwise, if a corporation has a staggered board, the directors of the corporation may only be removed by the stockholders for cause. The Certificate of Incorporation will not have a provision allowing removal of directors other than for cause. Elimination of the right of stockholders to remove directors without cause will make the removal of any director more difficult (unless cause is readily apparent), even if a majority of the stockholders believe removal is in their best interest.

The Board of has considered the potential adverse impact of the proposed amendments and has concluded that such adverse effects are outweighed by the benefits the amendments would afford the Company and its stockholders.

ACTION TWO

ELECTION OF DIRECTORS

The number of directors has been fixed by the Board at five. As a result of the approval of Charter Amendments and the implementation of a staggered board of directors, the Board will be divided into three classes, as follows:

•	Class I - Directors appointed to serve in Class I will serve for an initial term expiring at the 2007 annual meeting of stockholders of the Company;

•	Class II - Directors appointed to serve in Class II will serve for an initial term expiring at the 2008 annual meeting of stockholders of the Company; and

•	Class III - Directors appointed to serve in Class III will serve for an initial term expiring at the 2009 annual meeting of stockholders of the Company;

At each annual meeting of stockholders of the Company following such initial classification and election, directors elected to serve in the class whose term expires at that annual meeting of stockholders shall be elected for a three-year term and until his or her successor is duly elected.

In connection with the consummation of the transactions contemplated by the Subscription Agreement, the Company, Qualmax, P&S Spirit, Dr. Selvin Passen and various other significant holders of shares of Common Stock and Preferred Stock entered into an Amended and Restated Voting Agreement dated December 31, 2006 (the “Voting Agreement”), which Voting Agreement amended and restated the Voting Agreement entered into in connection with the execution and delivery of the Asset Purchase Agreement on September 15, 2006. A copy of the Voting Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 8, 2007.

Pursuant to the Voting Agreement, the parties thereto agreed that until the Company’s 2009 annual meeting of stockholders, unless sooner terminated under certain circumstances, the Board shall consist of up to five (5) individuals, of which: Qualmax shall be entitled to appoint two (2) directors, one of whom shall serve as a director in Class II and the other of whom shall serve as a director in Class III; P&S Spirit shall be entitled to appoint two (2) directors, one of whom shall serve as a director in Class II and the other of whom shall serve as a director in Class III; and Qualmax and P&S Spirit shall jointly appoint one (1) director, who shall serve as a director in Class I. In connection with the foregoing, the following individuals have initially been appointed to serve on the Board in the following classes:

Class (term expiring)	Name	Designated by:

Class II (2008 annual meeting)	Noah R. Kamrat	Qualmax

Class III (2009 annual meeting)	M. David Kamrat Jacob Schorr, Ph.D.	Qualmax P&S Spirit

As of the date this Information Statement is first being given or sent to the Company’s stockholders, Qualmax and P&S Spirit have not jointly appointed an individual to serve as a Class I director and P&S Spirit has not appointed an individual to serve as a Class II director. Accordingly, until such vacancies are filled, the number of directors serving on the Board shall be three.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under the Delaware General Corporation Law and our Bylaws, any action that may be taken at an annual meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, there were 44,303,939 shares of Common Stock issued and outstanding and entitled to vote on the Actions set forth in this Information Statement and 116.666974 shares of Preferred Stock issued and outstanding and entitled to vote on the Actions set forth in this Information Statement. Each holder of a share of Common Stock is entitled to one vote on each of the foregoing matters. Each holder of a share of Preferred Stock is entitled to 2,986,736 votes on each of the foregoing matters.

As a result of the transactions described in more detail above under “Background and Recent Developments” beginning on Page 1 of this Information Statement, a change of control took place since the beginning of the Company’s last fiscal year.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of January 31, 2007, information with respect to the beneficial ownership of our common stock by (i) each person known to us to beneficially own more than 5% of our voting securities; (ii) each of our directors and named executive officers; and (iii) all of such directors and officers as a group.

		Beneficial Ownership
			Percentage of
Title of Class	Name and Address of Beneficial Owner (1)	Number of Shares	Class	Total Outstanding

Series A Preferred	Qualmax, Inc.	100 (2)	85.71%	76.05%
Stock
	M. David Kamrat (3)	56.093730 (4)	44.48%	42.66%

	Noah R. Kamrat (5)	56.093730 (6)	44.48%	42.66%

	P&S Spirit LLC (7) c/o Oregon Spirit LLC 2019 SW 20th Street, Suite 108 Fort Lauderdale, FL 33315	38.279633 (8)	30.39%	29.11%

	Dr. Selvin Passen 2019 SW 20th Street, Suite 108 Fort Lauderdale, FL 33315	23.209112 (9)	19.13%	17.65%

	Jacob Schorr, Ph.D. (10)	19.139816 (11)	15.78%	14.55%

	Ian T. Richardson (12)	0.922467 (13)	*	*

	Duy Tran (14)	7.351803 (15)	6.28%	5.41%

	Shehryar Wahid (20)	0	*	*

	B.O.S. Better Online Solutions Ltd. (22) Beit Rabin, Teradyon Industrial Park Misgav 20170 Israel	23.907592 (16)	20.41%	18.11%

	Total directors and executive officers as a group (6)	80.236924	58.97%	53.18%

Common Stock	Dr. Selvin and Sylvia Passen TBTE 2019 SW 20th Street, Suite 108 Fort Lauderdale, FL 33315	19,250,000 (17)	41.80%	4.88%

	Oregon Spirit LLC 2019 SW 20th Street, Suite 108 Fort Lauderdale, FL 33315	7,500,000	16.93%	1.91%

	Maple Leaf Distillers, Inc. (21) 251 Saulteaux Crescent Winnipeg MB R3J367 Canada	7,000,000 (18)	15.28%	1.78%

Common Stock	Dr. Selvin Passen 2019 SW 20th Street, Suite 108 Fort Lauderdale, FL 33315	19,250,000 (19)	41.80%	4.88%

	M. David Kamrat (3)	0	*	*

	Noah R. Kamrat (5)	0	*	*

	Jacob Schorr, Ph.D. (10)	0	*	*

	Ian T. Richardson (12)	0	*	*

	Duy Tran (14)	0	*	*

	Shehryar Wahid (20)	0	*	*

	Total directors and executive officers as a group (6)	0	*	*

*  Represents less than 1%.

(1)	Except as otherwise indicated, the address of each Beneficial Owner is 340 West Fifth Avenue, Eugene, Oregon 97401.

(2)
The shares of Series A Preferred Stock are convertible into 298,673,634 shares of Common Stock and are entitled to vote with the shares of Common Stock (on an as-converted basis) in each matter brought to a vote of the Company’s stockholders.

(3)
M. David Kamrat serves as our Chief Executive Officer and our Chairman of the Board. Mr. Kamrat is also a director and a principal stockholder of Qualmax, Inc., which is the record owner of 100 shares of Preferred Stock.

(4)
Represents the number of shares of Preferred Stock beneficially owned as a result of Mr. Kamrat’s direct ownership interest in Qualmax, Inc. Also includes indirect beneficial ownership of shares of Preferred Stock based on Mr. Kamrat’s wife, son and daughter-in-law’s direct ownership interests in Qualmax, Inc.

(5)	Noah R. Kamrat serves as our President and is a director. Mr. Kamrat is also a director and a principal stockholder of Qualmax, Inc., which is the record owner of 100 shares of Preferred Stock.

(6)
Represents the number of shares of Preferred Stock beneficially owned as a result of Mr. Kamrat’s direct ownership interest in Qualmax, Inc. Also includes shares of Preferred Stock indirectly beneficially owned by each of Mr. Kamrat’s wife, father and mother based upon their respective direct ownership interests in Qualmax, Inc.

(7)	P&S Spirit is owned equally by Dr. Selvin Passen and Jacob Schorr, Ph.D., who is a director of the Company.

(8)
Represents 11.160454 shares of Preferred Stock owned directly by P&S Spirit as well as a warrant to purchase an additional 9.300378 shares of Preferred Stock exercisable within the next 60 days. Also represents the indirect beneficial ownership of an additional 17.818801 shares of Preferred Stock based upon P&S Spirit’s direct ownership interest in Qualmax, Inc.

(9)
Represents: (a) 1.627718 shares indirectly beneficially owned by Dr. Passen based on his direct ownership interest in Qualmax, Inc.; (b) 2.441577 shares indirectly beneficially owned by owned by Dr. Passen based on his ownership interest in Oregon Spirit LLC, which has a direct ownership interest in Qualmax, Inc.; and (c) 19.139816 shares indirectly beneficially owned by Dr. Passen based on his ownership of one-half of P&S Spirit LLC.

(10)	Dr. Schorr serves as a director.

(11)	Represents 19.139816 shares indirectly beneficially owned by Dr. Schorr based on his ownership of one-half of P&S Spirit LLC

(12)	Mr. Richardson serves as Vice President & General Counsel.

(13)
Represents indirect beneficial ownership of shares of Preferred Stock based on Mr. Richardson’s ownership of options to purchase shares of common stock of Qualmax, Inc. exercisable within the next 60 days.

(14)	Mr. Tran serves as Vice President & Secretary of the Company.

(15)
Represents: (a) indirect beneficial ownership of shares of Preferred Stock based on the direct ownership interest in Qualmax, Inc. by Microstar Communications Corp, an entity controlled by Mr. Tran; and (b) indirect beneficial ownership of shares of Preferred Stock based on Mr. Tran’s ownership of options to purchase shares of common stock of Qualmax, Inc. exercisable within the next 60 days.

(16)
Represents: (a) direct ownership of 5.50652 shares of Preferred Stock; (b) indirect beneficial ownership of 17.904767 shares of Preferred Stock based on B.O.S.’s direct ownership interest in Qualmax, Inc.; and (c) indirect beneficial ownership of shares of Preferred Stock based on B.O.S.’s ownership of options to purchase shares of common stock of Qualmax, Inc. exercisable within the next 60 days.

(17)
Represents: (a) 10,000,000 shares of Common Stock owned directly; (b) indirectly beneficial ownership of 7,500,000 shares of Common Stock based on ownership by Oregon Spirit, LLC, an controlled by Dr. Passen; and (c) 1,750,000 shares issuable upon the exercise of warrants held by Dr. Passen and his wife as tenants by the entirety and exercisable within the next 60 days.

(18)	Includes 1,500,000 shares issuable upon the exercise of options exercisable within the next 60 days.

(19)
Represents: (a) 10,000,000 shares of Common Stock owned by Dr. Passen and his wife as tenants by the entirety; (b) indirect beneficial ownership of 7,500,000 shares of Common Stock based on ownership by Oregon Spirit, LLC, an entity controlled by Dr. Passen; and (c) 1,750,000 shares issuable upon the exercise of warrants held by Dr. Passen and his wife as tenants by the entirety and exercisable within the next 60 days.

(20)	Mr. Shehyrar serves as our Chief Financial Officer.

(21)
Maple Leaf Distillers, Inc. is a private corporation incorporated in Canada, which is controlled by Protos International, Inc., which in turn, is controlled by two natural person(s), Costas Ataliotis and David Wolinsky. Based solely on information publicly available to the Company, on January 4, 2006 a bankruptcy petition was filed against Maple Leaf Distillers, Inc. and Protos International, Inc. in Winnipeg; on January 18, 2006, the accounting firm Ernst & Young was appointed receiver for both entities by Court of Queen's Bench Justice Morris Kaufman (BK06-01-79826 Maple Leaf Distillers, Inc.); and on May 4, 2006, Manitoba Court of Queen's Bench Justice Marc Monnin approved the sale of the majority of Maple Leaf’s assets to Angostura Ltd; however, the Company does not know whether such sale included the shares owned by Maple Leaf Distillers, Inc. Accordingly, assuming the shares were not included in the sale, the Company believes that Ernst & Young, as the receiver, has voting and investment control over the shares owned by Maple Leaf Distillers, Inc.

(22)	B.O.S. Better Online Solutions Ltd. is a public company, whose shares trade on the NASDAQ Stock Market under the symbol “BOSC”.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the proposed directors and executive officers of the Company and the positions to be held by each person. The executive officers are elected annually by the Board and serve for terms of one year or until the earlier of their death, resignation or removal. Following the filing and approval of the New Charter with the Secretary of State of Delaware, directors will have staggered three-year terms of office. The initial term of the Class I directors shall expire at the 2007 annual meeting of our stockholders. The initial term of the Class II Directors shall expire at the 2008 annual meeting of our stockholders. The initial term of the Class III Directors shall expire at the 2009 annual meeting of our stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office and until the election and qualification of their respective successors in office or the earlier of their death, resignation or removal.

Name	Age	Position(s)

M. David Kamrat	56	Chief Executive Officer & Chairman of the Board
Noah R. Kamrat	35	President & Director
Ian T. Richardson	41	Vice President & General Counsel
Jacob M. Schorr, Ph.D.	62	Director
Duy Tran	31	Vice President, Secretary
Shehyrar Wahid	42	Chief Financial Officer

M. David Kamrat has served as Chief Executive Officer and Chairman of the Board since September 15, 2006, the date on which the Company acquired the Qualmax business. Prior thereto, Mr. Kamrat served as Chief Executive Officer and Chairman of the Board of Directors of Qualmax, Inc., which positions he has held since he founded Qualmax in 2001. From 1999 - 2004, Mr. Kamrat operated Mind Opening Corporation, a telecommunications consulting business. Prior to that, Mr. Kamrat worked as a sales executive with MCI, Inc. Prior to working with MCI, Mr. Kamrat had a successful career in construction and land development. Mr. Kamrat also serves as Chief Executive Officer and Chairman of the Board of Qualmax, Inc.

Noah R. Kamrat has served as President and as a director since September 15, 2006, the date on which the Company acquired the Qualmax business. Prior thereto, Mr. Kamrat served as President, Chief Operating Officer, and as a director of Qualmax, which positions he has held since 2002. From 1998 to 2002, Mr. Kamrat served as President of Synergyx Communications Group, an IP consulting and technology. In 1998, Mr. Kamrat served as a Director of National Accounts for Frontier Communications (Global) located. Mr. Kamrat was a sales consultant specializing in long distance and Internet services for MCI from 1994 to 1997. Mr. Kamrat also serves as President and a Director of Qualmax, Inc.

Ian T. Richardson has served as Vice President and General Counsel since September 15, 2006, the date on which the Company acquired the Qualmax business and served as Chief Financial Officer from September 15, 2006 until February 1, 2007, the date on which Shehryar Wahid was hired as the Company’s Chief Financial Officer. Prior thereto, Mr. Richardson served as Chief Financial Officer and Vice President as well as General Counsel of Qualmax, Inc., where he held the position of Vice President and General Counsel since May 2006, and the position of Chief Financial Officer since August 2006. From 1997 until May 2006, Mr. Richardson was in private practice with the law firm of Gleaves Swearingen Potter & Scott, LLP, based in Eugene, Oregon, where he represented Qualmax as outside counsel. Mr. Richardson received a bachelor’s degree from the University of California at Berkeley, and a juris doctor degree from Northwestern School of Law at Lewis and Clark College.

Duy Tran has served as Vice President and Secretary and served as a director from September 15, 2006, the date on which the Company acquired the Qualmax business, until his resignation form the board on December 31, 2006. Prior thereto, Mr. Tran served as Vice President and Secretary of Qualmax, heading up its iNode division. Mr. Tran joined this division in February 2005, following iNode’s acquisition of the assets of Microstar Telecommunications Corp. Prior thereto, Mr. Tran founded Ypsilon Computer Handels GmbH & Co. in 1994, a dedicated reseller of high-powered personal computers in the German market.

Jacob M. Schorr, Ph.D. has served as a director of the Company since September 15, 2006, the date on which the Company acquired the Qualmax business. From April 2000 to July 2006, Dr. Schorr served as Chief Executive Officer and a director of Spirit Airlines, Inc., and as Chairman of the Board from February 2004 to July 2006. From 1997 until 2000, Dr. Schorr served as Spirit’s Chief Information Officer. From 1977 until 1994, Dr. Schorr served in various management capacities at Maryland Medical Laboratory, and he served as Vice President of Corning Clinical Laboratories from 1994 to 1996.

Shehryar Wahid has served as Chief Financial Officer since February 1, 2007. Over the past 16 years, Mr. Wahid has held various executive level positions in finance and operations in the telecommunications and logistics industries. From 1990 to 1994, he was a Financial/EDP auditor for the Financial Services Group at Ernst & Young. From 1994 to 2000, he worked in project management in the logistics industry. In 2000 Mr. Wahid relocated from Canada to the U.S. and worked within the TSI group of companies from 2000 to 2005. From 2000 to 2002, he was the Financial Controller for TSI Prepaid, a national prepaid calling-card distributor. From 2002 to 2003, he was the Chief Financial Officer and Chief Operating Officer of PaySmart America, a prepaid point-of-sale activation company. From 2003 to 2004, Mr. Wahid was the Chief Financial Officer and Chief Operating Officer of Centrix Telecom, a long-distance carrier focused on the prepaid market. Since 2005, he was the Chief Financial Officer and Chief Operating Officer at Omega Enhanced Services, Inc.

Family Relationships

M. David Kamrat is the father of Noah R. Kamrat.

Related Party Transactions

Since January 1, 2006, the Company has entered into various transactions with Dr. Selvin Passen, a principal stockholder of the Company, and his affiliates, as well as with Jacob Schorr, PhD, a director of the Company, M. David Kamrat, the Company’s Chief Executive Officer and Chairman of the Board and Noah R. Kamrat, the Company’s President and a director. Reference is made to the description of each these related party transactions earlier in this Information Statement under the heading “Background and Recent Developments.”

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (the “SEC”). Officers, directors and 10% stockholders also are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% beneficial owners have been complied with.

Committees

Due to the size of the Company, we do not have a standing audit, nominating or compensation committee of the Board. All actions of any such committee are taken by the Board. We do not have an audit committee “financial expert” due to the lack of capital needed to attract a qualified expert. The entire Board performs the functions of each such committee.

Meetings of Directors

In connection with the transactions that took place pursuant to the Asset Purchase Agreement (as described under “Background and Recent Developments” above), the Company changed its fiscal year end from May 31 to a December 31. For the fiscal year ended May 31, 2006, the Board took action by written consent without a meeting on four occasions. For the fiscal year ended December 31, 2006, the board of directors took action by written consent without a meeting on ten occasions, and held four special meetings of the Board. No director attended fewer than 75% of the total number of meetings held during the period served.

Communication with the Board

The Company does not have a process for security holders to send communications to the Board. The Board has not deemed it necessary to establish such a process due to the relatively small size of the Company and our shareholder base, the fact that our two most senior management executives serve on the board, and the relative accessibility of senior management via mail, email and telephone.

Code of Ethics

The Company has not adopted a code of ethics for its principal executive officer and principal financial officer. The Board will continue to evaluate, from time to time, whether a code of ethics should be developed and adopted. If the Company does adopt a code of ethics in the future, in light of the Company’s size, it is likely to apply to all employees rather than only to executive officers.
SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of the named executive officers of the Company for the Company’s last two completed fiscal years:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. David Kamrat (1) CEO & Chairman	2006 2005	$120,000 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$120,000 $0

Noah R. Kamrat (1) President & Director	2006 2005	$120,000 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$120,000 $0

Ian T. Richardson (1)(3) Vice President & General Counsel	2006 2005	$120,000 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$120,000 $0

Duy Tran (1) Vice President, Secretary & Treasurer	2006 2005	$120,000 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$120,000 $0

Shehryar Wahid (2) Chief Financial Officer	2006 2005	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

David Rudden (4) Former CEO	2006 2005	$111,700 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

(1)
The executive officer has served in such capacity since September 15, 2006, the date on which the Company consummated the acquisition of the Qualmax business (as further discussed above under the heading “Background and Recent Developments”).

(2)	Mr. Wahid was hired as the Chief Financial Officer effective February 1, 2007.

(3)	Mr. Richardson ceased serving as Chief Financial Officer effective February 1, 2007.

(4)	Mr. Rudden served as Chief Executive Officer from November 10, 2005 until his resignation on September 14, 2006.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
M. David Kamrat	0	0	0	$0	n/a	0	$0	$0	$0
Noah R. Kamrat	0	0	0	$0	n/a	0	$0	$0	$0
Ian T. Richardson	0	0	0	$0	n/a	0	$0	$0	$0
Duy Tran	0	0	0	$0	n/a	0	$0	$0	$0
Shehryar Wahid	0	0	0	$0	n/a	0	$0	$0	$0

Compensation to Directors

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. David Kamrat	$0	$0	$0	$0	$0	$0	$0
Noah R. Kamrat	$0	$0	$0	$0	$0	$0	$0
Jacob Schorr, Ph.D.	$0	$0	$0	$0	$0	$0	$0
Duy Tran (1)	$0	$0	$0	$0	$0	$0	$0

(1) Duy Tran resigned from the Board effective December 31, 2006.

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW WORLD BRANDS, INC.

NEW WORLD BRANDS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is New World Brands, Inc. The Corporation was originally incorporated under the name Oak Tree Construction Computers, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 27, 1986. Certificates of Amendment to the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on each of August 14, 1986, August 1, 1994, December 17, 2001, and May 21, 2003. Certificates of Renewal of the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on each of January 17, 1997, December 17, 2001, and March 25, 2003.

3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation, and such amendments have been duly adopted in accordance with the above-referenced Sections.

4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed this ___ day of _________, 2007.

NEW WORLD BRANDS, INC.

By: ________________________
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW WORLD BRANDS, INC.

FIRST:  The name of the corporation is New World Brands, Inc.

SECOND:  The registered office of the corporation is to be located at 229 South State street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the. General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have the authority to issue is: Six Hundred Million One Thousand (600,001,000), of which Six Hundred Million (600,000,000) shall be shares of Common Stock, $.01 par value, and one thousand (1,000) shall be shares of Preferred Stock, $.01 par value (“Preference Stock”). The Preference Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to the issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preference Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Pursuant to the authority vested in the Board of Directors by this Article FOURTH and out of the Preference Stock authorized therein, the Board of Directors has authorized that a series of Preference Stock of the Corporation be created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as set forth on Annex I attached hereto.

FIFTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)  The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide. Directors shall be elected annually, and except as set forth in this paragraph in connection with the initial classification of directors, shall serve for terms of three years. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class (“Class I”) to expire at the 2007 annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the 2008 annual meeting of stockholders, and the term of office of the third class (“Class III”) to expire at the 2009 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office and until the election and qualification of their respective successors in office.

(2)  The Board of Directors shall have power without the assent or vote of the stockholders:

(a)  To make, alter, amend, change, add to or repeal, the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages

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and liens upon all or any party of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)  To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the Stock Ledger) or any of them, shall be open to the inspection of the stockholders.

(3)  The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(4)  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless , to the provisions of the statutes of Delaware, of this certificate , and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SIXTH:  The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

SEVENTH:  The personal liability of the directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 7 of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

EIGHTH:  Whenever a compromise or arrangement in proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

NINTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

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ANNEX I

SECTION 1. Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 200.

SECTION 2. Dividends; Other Distributions.

(a)  In the event that the Corporation shall declare a cash dividend on shares of Common Stock, each share of Series A Preferred Stock shall be entitled to receive a cash dividend, simultaneously with and in an amount equal to the amounts paid with respect to each share of Common Stock, provided that for the purpose of calculating the amounts due per share of Series A Preferred Stock under this paragraph (a), each share of Series A Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Series A Preferred Stock is convertible as provided in Section 5(a) hereof as of the record date fixed for the determination of the holders of Common Stock entitled to receive such dividends.

(b) In the event that the Corporation shall declare a non-cash distribution upon its Common Stock, including, without limitation, any distribution of capital stock of the Corporation, stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, other assets or options or rights, the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which the shares of Series A Preferred Stock held by them are convertible as provided in Section 5(a) hereof as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

(c) No dividends shall be declared or paid on shares of Junior Stock (as defined in Section 6 hereof) and no sums shall be set aside for or applied to any purchase or redemption of any Junior Stock if at such time there exist any Series A Accrued Dividends (as defined in Section 6 hereof).

(d) The holders of shares of Series A Preferred Stock shall not be entitled to receive dividends on such shares except as provided in paragraphs (a) and (b) above.

SECTION 3. Rights on Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Junior Stock, an amount equal to the amount such holders would receive if, immediately prior to such liquidation, dissolution or winding-up, all outstanding shares of Series A Preferred Stock were converted into Common Stock pursuant to Section 5(a) hereof. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3, then the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets of the Corporation based on the respective amounts which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event the Corporation has assets available for distribution to its stockholders following the payment of the full preferential amount set forth in this Section 3, the holders of shares of Series A Preferred Stock shall share ratably with the holders of any Junior Stock in any distribution of the remaining assets of the Corporation based on the respective amounts which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

SECTION 4. Voting.

(a)  In addition to the rights hereinafter specified in this Section 4 and any other rights provided by law or the By-laws of the Corporation, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock (rounded to the

4

nearest whole number) into which such share of Series A Preferred Stock is then convertible as provided in Section 5(a) hereof. The holders of the Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, including election of directors, in the same manner and with the same effect as such holders of Common Stock, voting together on all matters with the holders of Common Stock as one class.

(b) The Corporation shall not, without the affirmative consent or approval of the holders of shares representing at least 51%, by voting power, of the Series A Preferred Stock then outstanding, voting separately as one class, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose in the manner provided in the By-laws of the Corporation:

(i) designate or issue any additional shares of Series A Preferred Stock (other than Excluded Securities (as defined in Section 6 hereof)) or in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock, or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature, or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, is senior to or on a parity with the Series A Preferred Stock or which in any manner adversely affects the rights of the holders of the Series A Preferred Stock in their capacity as such;

(ii)  in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Preferred Stock;

(iii)  reclassify the shares of any class or series of Junior Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, prior to or on a parity with the Series A Preferred Stock or (B) which in any manner adversely affects the rights of the holders of Series A Preferred Stock in their capacity as such; or

(iv)  take any action to cause any amendment, alteration or repeal of any of the provisions of (i) the Certificate of Incorporation or (ii) the By-laws, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series A Preferred Stock in their capacity as such.

SECTION 5. Automatic Conversion.

(a)  Upon the date of the filing by the Corporation with the Secretary of State of the State of Delaware of an amendment to its Certificate of Incorporation to increase the authorized capital of the Corporation in an amount at least sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock as provided in this Section 5(a) (the “Filing Date”), all shares of Series A Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock, at the conversion ratio of one (1) share of Class A Preferred Stock for 2,986,736.34 shares of Common Stock, subject to adjustment, without duplication, for (i) any stock split or other subdivision or combination of the Common Stock, (ii) any stock dividend on the Common Stock (except to the extent previously paid to the holders of Series A Preferred Stock pursuant to Section 2(b) hereof), (iii) any reclassification or capital reorganization of the stock of the Corporation, (iv) the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing Corporation and which does not result in any change in the Common Stock), (v) the sale or other disposition of all or substantially all of the assets of the Corporation as an entirety to any other person, and (vi) the issuance of Common Stock (other than upon the conversion of the Series A Preferred Stock), or options to purchase or rights to subscribe for Common Stock, or securities convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each of the foregoing clauses (i) through (vi) occurring after the date on which the Corporation first issues Series A Preferred Stock and prior to the Filing Date.

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(b)  The holders of shares of Series A Preferred Stock shall deliver to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation for the Series A Preferred Stock as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the Filing Date. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 5(c) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a Common Stock holder of record on the Filing Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a Common Stock holder of record on the next succeeding date on which the transfer books are open.

(c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current market price of a share of Common Stock (as shall be determined in good faith by the Board of Directors of the Corporation) multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

(d) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of the shares of Series A Preferred Stock if issued in the name of the record holder.

(e) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock which may be issued it connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

(f) In case at any time or from time to time the Corporation shall take any action in respect of the Common Stock, then unless such action will not have an adverse effect upon the conversion rights of the holders of Series A Preferred Stock, the conversion rights set forth in this Section 5 hereof shall, in the good faith judgment of the Board of Directors of the Corporation, be adjusted in such manner as shall be equitable in the circumstances.

SECTION 6. Definitions. As used herein, the following terms shall have the following meanings:

(a) The term “Excluded Securities” shall mean: (i) Common Stock issued upon the conversion of the Series A Preferred Stock; and (ii) (ii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of Common Stock.

(b) The term “Junior Stock” shall mean (i) the Common Stock and (ii) any class or series of capital stock of the Corporation ranking, as to payment of dividends, distribution of assets or redemptions, junior to the Series A Preferred Stock.

(c) The term “Series A Accrued Dividends” shall mean any dividends declared on the Series A Preferred Stock in accordance with Section 2 hereof which have not been paid to the holders of Series A Preferred Stock in accordance with said Section 2.

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